EXHIBIT 23.2 - CONSENT OF STARK WINTER SCHENKEIN & CO., LLP

                                S W S
                     STARK * WINTER * SCHENKEIN

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Shareholders and Board of Directors
Donar Enterprises, Inc.
Philadelphia, Pennsylvania

We consent to the reference of our firm under the caption "Experts"
and to the use of our report on the July 31, 2001 financial
statements in the Registration Statement Form SB-2, Amendment No. 4,
dated August 17, 2001 and the related prospectus of Donar
Enterprises, Inc. for the registration of 2,000,000 Shares of Common
Stock.

/s/ Stark Winter Schenkein & Co., LLP
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(Formerly Stark Tinter & Associates, LLC)

December 6, 2001
Denver, Colorado

                  STARK WINTER SCHENKEIN & CO., LLP
                     Certified Public Accountants
                        Financial Consultants

     7535 EAST HAMPDEN AVENUE, SUITE 109, DENVER, COLORADO 80231
   PHONE: 303.694.6700, FAX: 303.694.6761, TOLL FREE: 888.766.3985,
                           WWW.SWSCPAS.COM